Exhibit 10.11

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES ACTS (THE “STATE ACTS”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER, EXCEPT UPON THE ISSUANCE TO VITACUBE SYSTEMS HOLDINGS, INC. (THE “CORPORATION”) OF A FAVORABLE OPINION OF THE HOLDER’S COUNSEL, OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

STOCK OPTION AGREEMENT

This Stock Option Agreement is made effective as of the 2nd day of March 2005, between VITACUBE SYSTEMS HOLDINGS, INC., a Nevada corporation (the “Corporation”) and Earnest Mathis, Jr. (“Optionee”).

BACKGROUND:

A.                                   Optionee is employed by the Corporation as its chief executive officer and president.

B.                                     Pursuant to the terms of Optionee’s employment agreement with the Corporation, the Corporation agreed to issue an option to purchase common stock of the Corporation to Optionee.

IN CONSIDERATION of Optionee’s employment with the Corporation and the mutual promises and undertakings described below, the parties agree as follows:

1.                                       Grant of Option.  The Corporation hereby grants to Optionee an option (“Option”) to acquire from the Corporation, at an initial purchase price of $3.00 per share, 275,000 fully paid and nonassessable shares of common stock, par value $.001 per share (the “Common Stock”) of the Corporation.  The Option shall vest and be exercisable as provided below.  The purchase price per share of the Common Stock, as adjusted from time to time as provided herein, is referred to as the “Purchase Price.”

2.                                       Exercise of Option.

2.1.                              This Option is vested and exercisable with respect to 137,500 shares of Common Stock as of the date of this Agreement and will vest and be exercisable with respect to the balance of the Common Stock on the one-year anniversary of this Agreement.  Each increment of Common Stock that has vested hereinafter referred to as the “Vested Options.”  Except as provided in Section 2.2, upon termination of Optionee’s employment with the Corporation, this Option will be exercisable only with respect to Vested Options as of the date of termination of employment.  Except as provided in Section 2.3, Vested Options will be exercisable for a period of five years following their vesting date.  The Option will terminate and cease to be outstanding for any Vested Options for which the Option has not been exercised on the 5-year anniversary of the respective vesting dates unless earlier terminated as provided in Section 2.3.

2.2.                              If the Corporation terminates Optionee’s employment with the Corporation without “just cause” or Optionee terminates for “good reason” as defined in the Employment Agreement dated March 2, 2005, between the Optionee and the Corporation (the “Employment Agreement”), all unvested options will immediately vest and become exercisable.  Options that vest under this section will be exercisable for a period of five years following the date of Optionee’s termination of employment.  The Option will terminate and cease to be outstanding for any Options which vest under this Section 2.2 on the 5-year anniversary of Optionee’s termination of employment

2.3.                              If the Corporation terminates Optionee’s employment with the Corporation for “just cause” as defined in the Employment Agreement, this Option will immediately terminate and cease to be outstanding for any Common Shares that have not been exercised as of the date of Optionee’s termination of employment.

3.                                       Manner of Exercise.

3.1.                              The Optionee may exercise this Option, in whole or in part, upon surrender of this Option, with the exercise form annexed hereto duly executed, at the office of the Corporation, 480 S. Holly Street, Denver, Colorado 80246, or such other office of which the Corporation shall notify the Optionee in writing, together with a certified or bank cashier’s check payable to the order of the Corporation in the amount of the Purchase Price times the number of shares of Common Stock being purchased.

3.2.                              As soon as practical after the exercise date and in compliance by the Optionee with any request pursuant to Section 6.2 of this Agreement, the Corporation will issue to or on behalf of the Optionee a certificate representing the shares of Common Stock purchased pursuant to this Option.

3.3.                              In no event shall any fractional share of Common Stock of the Corporation be issued upon any exercise of this Option.  If, upon exercise of this Option as an entirety, the Optionee would, except as provided in this section, be entitled to receive a fractional share of Common Stock, then the Corporation shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

4.                                       Reservation of Shares.  The Corporation covenants that it will at all times reserve and keep available a number of its authorized shares of Common Stock, free from all preemptive rights, which will be sufficient to permit the exercise of this Option.  The Corporation further covenants that such shares as may be issued pursuant to the exercise of this

Option will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges.

5.                                       Adjustments to Purchase Price.

5.1.                              If the Corporation shall at any time prior to the expiration of this Option subdivide its outstanding shares of Common Stock, by split-up or otherwise, or combine its outstanding shares of Common Stock, or issue additional shares of Common Stock in payment of a stock dividend in respect of its shares of Common Stock, the Purchase Price then applicable to shares covered by this Option shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

5.2.                              In the case of any reclassification, capital reorganization, or change of the outstanding shares of Common Stock of the Corporation (other than as a result of a subdivision, combination or stock dividend), or in the case of any consolidation of the Corporation with, or merger of the Corporation into, another corporation or other business organization (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock of the Corporation), or in the case of any sale or conveyance to another corporation or other business organization of the property of the Corporation as an entirety or substantially as an entirety, at any time prior to the expiration of this Option, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Corporation or its successor shall be delivered to the Optionee of this Option, so that the Optionee shall have the right prior to the expiration of this Option to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Option, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance, by an Optionee of the number of shares of Common Stock of the Corporation which might have been purchased by the Optionee immediately prior to such reclassification, reorganization, change, consolidation, merger, sale, or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Optionee to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Option) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

5.3.                              Whenever the Purchase Price is adjusted, as herein provided, the Corporation shall promptly deliver to the Optionee a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

5.4.                              If at any time prior to the expiration or exercise of this Option, the Corporation shall pay any dividend or make any distribution upon its shares of Common Stock or shall make any subdivision or combination of, or other change in its shares of

Common Stock, the Corporation shall cause notice thereof to be mailed, first class, postage prepaid, to the Optionee at least ten full business days prior to the record date set for determining the holders of Common Stock who shall participate in such dividend, distribution, subdivision, combination or other change.  Such notice shall also specify the record date as of which holders of Common Stock who shall participate in such dividend or distribution are to be determined.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend or distribution.

6.                                       Restricted Shares.

6.1.                              Neither this Option nor the shares of Common Stock issuable upon exercise of this Option have been registered under the Securities Act of 1933, as amended (the “Act”), or any state acts.  Optionee understands and agrees that any shares of Common Stock purchased by Optionee pursuant to this Option will be “restricted shares”, as such term is defined under the Act, and that such shares must be held indefinitely unless and until subsequently registered under the Act and the state acts, unless an exemption from such registration is available.

6.2.                              Unless a current registration statement under the Securities Act, shall be in effect with respect to the securities to be issued upon exercise of this Option, the Optionee, by accepting this Option, covenants and agrees that, at the time of exercise hereof, the Corporation may require the Optionee to make such representations, and may place such legends on certificates representing the shares of Common Stock issuable upon exercise of this Option, as may be reasonably required in the opinion of counsel to the Corporation to permit such shares of Common Stock to be issued without such registration.

7.                                       Transferability of Option.   During the lifetime of the Optionee, the Option is exercisable only by the Optionee and is not assignable or transferable.  If the Optionee dies prior to the expiration of this Option, the Option to the extent exercisable on the date of Optionee’s death may be exercised by the personal representative of the Optionee’s estate, or by the persons to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

8.                                       No Employment Rights.  Nothing in this Agreement will confer upon Optionee any right to continue in the employment of the Corporation for any period or specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of the Optionee, to terminate his employment as provided in the Employment Agreement.

9.                                       Compliance with Laws and Regulations.

9.1.                              The exercise of this Option and the issuance of the shares of Common Stock issuable upon exercise of this Option shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law.

9.2.                              The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any shares of Common Stock issuable upon exercise of this Option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the shares of Common Stock issuable upon exercise of this Option as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.

9.3.                              The Corporation’s obligation to deliver shares of common stock pursuant to the exercise of this Option is subject to the Optionee’s payment to the Corporation in cash of the amount necessary to satisfy all applicable federal, state, and local income and employment tax withholding requirements.

10.                                 Representations and Warranties by Optionee.  Optionee represents and warrants to Corporation as follows:

10.1.                        This Option is being acquired by Optionee for investment only, for Optionee’s own account, and not with a view to, for offer for sale, or for sale in connection with the distribution or transfer thereof.

10.2.                        This Option is not being purchased for subdivision or fractionalization thereof; Optionee has no contract, undertaking, agreement or arrangement with any person or entity to sell, hypothecate, pledge, donate, or otherwise transfer (with or without consideration) to any such person or entity the Option; and Optionee has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

11.                                 Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO WITHOUT REFERENCE TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.  VENUE FOR ANY PROCEEDING BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT SHALL BE PROPER ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO.

12.                                 Severability.  If any provision of this Option is determined to be invalid or unenforceable for any reason, the remainder of the Option shall remain in full force and effect.

13.                                 Succession.  This Option shall be binding upon the parties, their respective heirs, successors, assigns, and legal representatives.

IN WITNESS WHEREOF, the parties have executed this Option effective as of the day and year first above written.

VITACUBE SYSTEMS HOLDINGS, INC.

By:	/s/ Mary Pat O’Halloran
Mary Pat O’Halloran,
Chief Financial Officer

Date:	March 2, 2005

OPTIONEE

/s/ Earnest Mathis, Jr.
Earnest Mathis, Jr.

Date:	March 2, 2005

Form of Exercise

Date:

To:	VitaCube Systems Holdings, Inc.

480 S. Holly Street

Denver, CO 80246

The undersigned hereby subscribes for          shares of Common Stock of VitaCube Systems Holdings, Inc. covered by this Option and hereby makes payment of $               in payment of the purchase price therefor.

I understand that the Corporation’s obligation to deliver the Common Stock is subject to all applicable federal and state securities laws.  I agree to execute such additional documents as the Corporation may reasonably request with respect to my acquisition of the Common Stock.

The certificate(s) for such shares should be issued in the name of the undersigned or as otherwise indicated below:

Signature

Print Name

Name for Registration, if different

Mailing Address

Social Security Number or
Employee Identification Number